EXHIBIT 27.2
                                                                    ------------



                         CHATTEM, INC. AND SUBSIDIARIES
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)

                                           Balance at     Charged to       Charged to
                                           Beginning      Costs and      Other Accounts-    Accounts      Balance at
                                           of Period       Expenses         Describe       Written off   End of Period
                                           ---------       --------         --------       -----------   -------------
Year ended November 30, 1999:
 Reserves deducted from asset accounts:
  Allowance for doubtful accounts            $   775       $   208          $    --          $    83        $   900

Year ended November 30, 2000:
 Reserves deducted from asset accounts:
  Allowance for doubtful accounts            $   900       $ 1,237          $    --          $ 1,112        $ 1,025

Year ended November 30, 2001:
 Reserves deducted from asset accounts:
  Allowance for doubtful accounts            $ 1,025       $   533          $    --          $ 1,058        $   500
